UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2007

CALPINE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-12079	77-0212977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 West San Fernando Street, San Jose, California  95113

717 Texas Avenue, Houston, Texas  77002

(Addresses of principal executive offices and zip codes)

Registrant’s telephone number, including area code:  (408) 995-5115

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 7.01 — REGULATION FD DISCLOSURE

On April 5, 2007, Calpine Corporation (“Calpine” or the “Company”) and certain of its subsidiaries (collectively, the “Debtors”) filed their unaudited consolidated Monthly Operating Statement for the month ended February 28, 2007 (the “Monthly Operating Statement”), with the U.S. Bankruptcy Court for the Southern District of New York (the “U.S. Bankruptcy Court”) in the matter of In re Calpine Corporation, et al., Case No. 05-60200 (BRL). Exhibit 99.1 to this Current Report on Form 8-K contains the unaudited consolidated Monthly Operating Statement as filed with the U.S. Bankruptcy Court.

The Monthly Operating Statement is limited in scope, covers a limited time period, and has been prepared solely for the purpose of complying with the monthly reporting requirements of the U.S. Bankruptcy Court. Certain of the Company’s Canadian subsidiaries were granted relief by the Court of Queen’s Bench of Alberta, Judicial District of Calgary (the “Canadian Court”) under the Companies’ Creditors Arrangement Act (Canada) (the “CCAA”). As a result, certain of the Company’s Canadian and other foreign subsidiaries were deconsolidated as of December 20, 2005. Financial information regarding such deconsolidated subsidiaries is not part of the consolidated group included in the Monthly Operating Statement. The financial information in the Monthly Operating Statement is preliminary and unaudited and does not purport to show the financial statements of any of the Debtors in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and therefore may exclude items required by GAAP, such as certain reclassifications, eliminations, accruals, valuations and disclosure items. The Company cautions readers not to place undue reliance upon the Monthly Operating Statement. There can be no assurance that such information is complete and the Monthly Operating Statement may be subject to revision. The Monthly Operating Statement is in a format required by the U.S. Bankruptcy Code and should not be used for investment purposes. The Monthly Operating Statement should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

These unaudited financial statements have been derived from the books and records of the Company. This information, however, has not been subject to procedures that would typically be applied to financial information presented in accordance with GAAP and, upon the application of such procedures, the Company believes that the financial information could be subject to changes, and these changes could be material. The information furnished in the Monthly Operating Statement includes primarily normal recurring adjustments but does not include all of the adjustments that would typically be made for quarterly financial statements in accordance with GAAP. In addition, certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted.

Access to documents filed with the U.S. Bankruptcy Court and other general information about the Chapter 11 cases is available at www.kccllc.net/calpine. Certain information regarding the Canadian proceedings under the CCAA, including the reports of the monitor appointed by the Canadian Court, is available at the monitor’s website at www.ey.com/ca/calpinecanada. The content of the foregoing websites is not a part of this Report.

Limitation on Incorporation by Reference

The Monthly Operating Statement is being furnished for informational purposes only and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended. Registration statements or other documents filed with the SEC shall not incorporate the Monthly Operating Statement or any other information set forth in this Report by reference, except as otherwise expressly stated in such filing. This Report will not be deemed an admission as to the materiality of any information that is required to be disclosed solely by Regulation FD.

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Forward-Looking Statements

In addition to historical information, this report contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. We use words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “may,” “will” and similar expressions to identify forward-looking statements. Such statements include, among others, those concerning our expected financial performance and strategic and operational plans, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause actual results to differ materially from those anticipated in the forward-looking statements. Such risks and uncertainties include, but are not limited to: (i) the risks and uncertainties associated with our Chapter 11 and CCAA cases, including our ability to successfully reorganize and emerge from Chapter 11; (ii) our ability to implement our business plan; (iii) financial results that may be volatile and may not reflect historical trends; (iv) seasonal fluctuations of our results; (v) potential volatility in earnings associated with fluctuations in prices for commodities such as natural gas and power; (vi) our ability to manage liquidity needs and comply with financing obligations; (vii) the direct or indirect effects on our business of our impaired credit including increased cash collateral requirements in connection with the use of commodity contracts; (viii) transportation of natural gas and transmission of electricity; (ix) the expiration or termination of our PPAs and the related results on revenues; (x) risks associated with the operation of power plants including unscheduled outages; (xi) factors that impact the output of our geothermal resources and generation facilities, including unusual or unexpected steam field well and pipeline maintenance and variables associated with the waste water injection projects that supply added water to the steam reservoir; (xii) risks associated with power project development and construction activities; (xiii) our ability to attract, retain and motivate key employees; (xiv) our ability to attract and retain customers and counterparties; (xv) competition; (xvi) risks associated with marketing and selling power from plants in the evolving energy markets; (xvii) present and possible future claims, litigation and enforcement actions; (xviii) effects of the application of laws or regulations, including changes in laws or regulations or the interpretation thereof; and (xix) other risks identified in this Report. You should also carefully review other reports that we file with the SEC. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future developments or otherwise.

ITEM 9.01 — FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(d)	Exhibits

99.1  Calpine Corporation’s Unaudited Monthly Operating Statement for the month ended February 28, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPINE CORPORATION

	By:	/s/ Charles B. Clark, Jr.
Charles B. Clark, Jr.
Senior Vice President, Chief Accounting Officer

Date: April 5, 2007

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Calpine Corporation’s Unaudited Monthly Operating Statement for the month ended February 28, 2007.

Index   Definitions

EXHIBIT 99.1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
x
In re:	:	Chapter 11
:
CALPINE CORPORATION, et al.,	:	Case No. 05-60200 BRL
:
Debtors.	:	(Jointly Administered)
:
x

MONTHLY OPERATING STATEMENT FOR THE PERIOD

FROM FEBRUARY 1, 2007, TO FEBRUARY 28, 2007

DEBTORS’ ADDRESS:	50 West San Fernando Street, San Jose, California 95113
	717 Texas Avenue, Houston, Texas 77002

	MONTHLY DISBURSEMENTS MADE BY CALPINE CORPORATION, ET AL. AND ITS U.S. DEBTOR SUBSIDIARIES (IN THOUSANDS):	$433,072

DEBTORS’ ATTORNEYS:	Kirkland & Ellis LLP
	Richard M. Cieri (RC 6062)
	Marc Kieselstein (admitted pro hac vice)
	David R. Seligman (admitted pro hac vice)
	Edward O. Sassower (ES 5823)
	Citigroup Center
	153 East 53rd Street
	New York, NY 10022-4611

	MONTHLY OPERATING INCOME (LOSS) (IN THOUSANDS):	$(160,213)

REPORT PREPARER:	CALPINE CORPORATION, et al.

The undersigned, having reviewed the attached report and being familiar with the Debtors’ financial affairs, verifies under penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.

/s/ CHARLES B. CLARK, JR.
Charles B. Clark, Jr.
Senior Vice President, Chief Accounting Officer
DATE: April 5, 2007	Calpine Corporation

Index

DEFINITIONS

As used in this Monthly Operating Statement, the following abbreviations contained herein have the meanings set forth below. Additionally, the terms “Calpine,” “we,” “us” and “our” refer to Calpine Corporation and its consolidated subsidiaries, unless the context clearly indicates otherwise. For clarification, such terms will not include the Canadian and other foreign subsidiaries that were deconsolidated as of the Petition Date, as a result of the filings by the Canadian Debtors under the CCAA in the Canadian Court. The term “Calpine Corporation” shall refer only to Calpine Corporation and not to any of its subsidiaries. Unless and as otherwise stated, any references in this Monthly Operating Statement to any agreement means such agreement and all schedules, exhibits and attachments thereto in each case as amended, restated, supplemented or otherwise modified to the date of this Monthly Operating Statement.

Abbreviation	Definition
2006 Form 10-K	Calpine Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on March 14, 2006
Bankruptcy Code	U.S. Bankruptcy Code
Bankruptcy Courts	U.S. Bankruptcy Court and Canadian Court
Calgary Energy Centre	Calgary Energy Centre Limited Partnership
CalGen	Calpine Generating Company, LLC
CalGen First Lien Debt

Collectively, the $235,000,000 First Priority Secured Floating Rate Notes Due 2009, issued by CalGen and CalGen Finance Corp.; $600,000,000 First Priority Secured Institutional Terms Loans Due 2009, issued by CalGen; and the CalGen First Priority Revolving Loans

CalGen First Priority Revolving Loans

$200,000,000 First Priority Revolving Loans issued on or about March 23, 2004, pursuant to that Amended and Restated Credit Agreement, among CalGen, the guarantors party thereto, the lenders party thereto, The Bank of Nova Scotia, as administrative agent, L/C Bank, lead arranger and sole bookrunner, Bayerische Landesbank, Cayman Islands Branch, as arranger and co-syndication agent, Credit Lyonnais, New York Branch, as arranger and co-syndication agent, ING Capital LLC, as arranger and co-syndication agent, Toronto Dominion (Texas) Inc., as arranger and co-syndication agent, and Union Bank of California, N.A., as arranger and co-syndication agent

CalGen Second Lien Debt

Together, the $640,000,000 Second Priority Secured Floating Rate Notes Due 2010, issued by CalGen and CalGen Finance Corp.; and $100,000,000 Second Priority Secured Term Loans Due 2010 issued by CalGen

CalGen Secured Debt	Collectively, the CalGen First Lien Debt, the CalGen Second Lien Debt and the CalGen Third Lien Debt
CalGen Third Lien Debt

Together, the $680,000,000 Third Priority Secured Floating Rate Notes Due 2011, issued by CalGen and CalGen Finance Corp.; and $150,000,000 11.5% Third Priority Secured Notes Due 2011, issued by CalGen and CalGen Finance Corp.

Calpine Debtor(s)	U.S. Debtors and Canadian Debtors
Canadian Court	Court of Queen’s Bench of Alberta, Judicial District of Calgary
Canadian Debtor(s)	Subsidiaries and affiliates of Calpine Corporation that have been granted creditor protection under the CCAA in the Canadian Court

Index

Abbreviation	Definition
Cash Collateral Order

Second Amended Final Order of the U.S. Bankruptcy Court Authorizing Use of Cash Collateral and Granting Adequate Protection, dated February 24, 2006 as modified by orders entered by the U.S. Bankruptcy Court on June 21, 2006, July 12, 2006, October 25, 2006, November 15, 2006, December 20, 2006, December 28, 2006, and January 17, 2007

CCAA	Companies’ Creditors Arrangement Act (Canada)
CES	Calpine Energy Services, L.P.
CES-Canada	Calpine Energy Services Canada Partnership
Chapter 11	Chapter 11 of the Bankruptcy Code
Committees	Creditors’ Committee, Equity Committee, and Ad Hoc Committee of Second Lien Holders of Calpine Corporation
Company	Calpine Corporation, a Delaware corporation, and subsidiaries
Creditors’ Committee	Official Committee of Unsecured Creditors of Calpine Corporation
DIP	Debtor-in-possession
DIP Court Order	Order given March 12, 2007, by the U.S. Bankruptcy Court for the Southern District of New York approving the DIP Facility financing
DIP Facility

Revolving Credit, Term Loan and Guarantee Agreement, dated as of March 29, 2007, among the Company, as borrower, certain of the Company’s subsidiaries, as guarantors, the lenders party thereto, Credit Suisse, Goldman Sachs Credit Partners L.P. and JPMorgan Chase Bank, N.A., as co-syndication agents and co-documentation agents, General Electric Capital Corporation (“GE”), as sub-agent, and Credit Suisse, as administrative agent and collateral agent; Credit Suisse Securities (USA) LLC, Goldman Sachs Credit Partners L.P., JPMorgan Securities Inc., and Deutsche Bank Securities Inc. acted as Joint Lead Arrangers and Bookrunners with respect to the DIP Facility

EITF	Emerging Issues Task Force
Equity Committee	Official Committee of the Equity Security Holders of Calpine Corporation
Exchange Act	U.S. Securities Exchange Act of 1934, as amended
FASB	Financial Accounting Standards Board
FERC	Federal Energy Regulatory Commission
FIN	FASB Interpretation Number
First Priority Notes	Calpine Corporation’s 9 5/8% First Priority Senior Secured Notes Due 2014
GAAP	Generally accepted accounting principles in the U.S.
Geysers Assets	19 geothermal power plant assets located in northern California
IRS	U.S. Internal Revenue Service
LSTC	Liabilities Subject to Compromise

Index

Abbreviation	Definition
NOL	Net operating loss
Non-U.S. Debtor(s)	Consolidated subsidiaries and affiliates of Calpine Corporation that are not U.S. Debtor(s)
Original DIP Facility

Revolving Credit, Term Loan and Guarantee Agreement, dated as of December 22, 2005, as amended on January 26, 2006, and as amended and restated by that certain Amended and Restated Revolving Credit, Term Loan and Guarantee Agreement, dated as of February 23, 2006, among Calpine Corporation, as borrower, the Guarantors party thereto, the Lenders from time to time party thereto, Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as joint syndication agents, Deutsche Bank Trust Company Americas, as administrative agent for the First Priority Lenders, General Electric Capital Corporation, as Sub-Agent for the Revolving Lenders, Credit Suisse, as administrative agent for the Second Priority Term Lenders, Landesbank Hessen Thuringen Girozentrale, New York Branch, General Electric Capital Corporation and HSH Nordbank AG, New York Branch, as joint documentation agents for the First Priority Lenders and Bayerische Landesbank, General Electric Capital Corporation and Union Bank of California, N.A., as joint documentation agents for the Second Priority Lenders, which was repaid March 29, 2007

Petition Date	December 20, 2005
PPA(s)

Any contract for a physically settled sale (as distinguished from a financially settled future, option or other derivative or hedge transaction) of any electric power product, including electric energy, capacity and/or ancillary services, in the form of a bilateral agreement or a written or oral confirmation of a transaction between two parties to a master agreement, including sales related to a tolling transaction in which part of the consideration provided by the purchaser of an electric power product is the fuel required by the seller to generate such electric power

PSM	Power Systems Manufacturing, LLC
SAB	Staff Accounting Bulletin
SDNY Court	U.S. District Court for the Southern District of New York
SEC	U.S. Securities and Exchange Commission
Second Priority Debt	Together, the Second Priority Notes and Second Priority Term Loans
Second Priority Notes

Calpine Corporation’s Second Priority Senior Secured Floating Rate Notes Due 2007, 8 1/2% Second Priority Senior Secured Notes Due 2010, 8 3/4% Second Priority Senior Secured Notes Due 2013 and 9 7/8% Second Priority Senior Secured Notes Due 2011

Second Priority Term Loans	Calpine Corporation’s Senior Secured Term Loans Due 2007
Securities Act	U.S. Securities Act of 1933, as amended
SFAS	Statement of Financial Accounting Standards
SOP	Statement of Position
spark spread	Difference between the Company’s fuel cost and the revenue it receives for electric generation
ULC I	Calpine Canada Energy Finance ULC

Index

Abbreviation	Definition
ULC II	Calpine Canada Energy Finance II ULC
U.S.	United States of America
U.S. Bankruptcy Court	U.S. Bankruptcy Court for the Southern District of New York
U.S. Debtor(s)

Calpine Corporation and each of its subsidiaries and affiliates that have filed voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code in the U.S. Bankruptcy Court, which matters are being jointly administered in the U.S. Bankruptcy Court under the caption In re Calpine Corporation, et al., Case No. 05-60200 (BRL)

Definitions

CALPINE CORPORATION

(Debtor-in-Possession)

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CALPINE CORPORATION

(Debtor-in-Possession)

CASE NO. 05-60200 (Jointly Administered)

CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

(Unaudited)

(in thousands)

For the period from February 1, 2007, through February 28, 2007

Revenue:
Electricity and steam revenue	$456,400
Sales of purchased power and gas for hedging and optimization	105,287
Mark-to-market activities, net	(9,914)
Other revenue	11,671
Total revenue	563,444
Cost of revenue:
Plant operating expense	50,251
Purchased power and gas expense for hedging and optimization	85,986
Fuel expense	321,644
Depreciation and amortization expense	38,560
Operating plant impairments	1
Operating lease expense	1,556
Other cost of revenue	16,162
Total cost of revenue	514,160
Gross profit	49,284
Equipment, development project and other impairments	200
Sales, general and administrative expense	16,175
Other operating expenses	4,001
Income (loss) from operations	28,908
Interest expense	97,113
Interest (income)	(4,594)
Minority interest expense	2,389
Other (income) expense, net	1,724
Income (loss) before reorganization items and provision for income taxes	(67,724)
Reorganization items	(12,051)
Income (loss) before provision for income taxes	(55,673)
Provision (benefit) for income taxes	104,540
Net income (loss)	$(160,213)

The accompanying notes are an integral part of these

Consolidated Condensed Financial Statements.

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CALPINE CORPORATION

(Debtor-in-Possession)

CASE NO. 05-60200 (Jointly Administered)

CONSOLIDATED CONDENSED BALANCE SHEET

(Unaudited)

(in thousands)

February 28, 2007

ASSETS
Current assets:
Cash and cash equivalents	$983,071
Accounts receivable, net	767,239
Inventories	149,989
Margin deposits and other prepaid expense	423,618
Restricted cash – current	268,206
Current derivative assets	202,188
Other current assets	80,450
Total current assets	2,874,761
Property, plant and equipment, net	13,468,215
Restricted cash, net of current portion	191,046
Investments	144,311
Long-term derivative assets	322,772
Other assets	1,101,864
Total assets	$18,102,969
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$458,218
Accrued interest payable	257,525
Debt, current portion	4,462,607
Current derivative liabilities	311,877
Taxes payable – current	98,549
Other current liabilities	278,584
Total current liabilities	5,867,360
Debt, net of current portion	3,180,923
Deferred income taxes, net of current portion	591,777
Long-term derivative liabilities	441,395
Other long-term liabilities	334,082
Total liabilities not subject to compromise	10,415,537
Liabilities subject to compromise	14,822,096
Minority interests	268,695
Stockholders’ equity (deficit):
Common stock	527
Additional paid-in capital	3,269,528
Additional paid-in capital, loaned shares	137,243
Additional paid-in capital, returnable shares	(137,243)
Accumulated deficit	(10,621,152)
Accumulated other comprehensive loss	(52,262)
Total stockholders’ deficit	(7,403,359)
Total liabilities and stockholders’ deficit	$18,102,969

The accompanying notes are an integral part of these

Consolidated Condensed Financial Statements.

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CALPINE CORPORATION

(Debtor-in-Possession)

CASE NO. 05-60200 (Jointly Administered)

NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

For the Period from February 1, 2007, through February 28, 2007

1.  Chapter 11 Cases and Related Disclosures

Since the Petition Date, Calpine Corporation and 273 of its wholly owned subsidiaries in the U.S. have filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the U.S. Bankruptcy Court. Similarly, since the Petition Date, 12 of Calpine’s Canadian subsidiaries have filed for creditor protection under the CCAA in the Canadian Court. Certain other subsidiaries could file under Chapter 11 in the U.S. or for creditor protection under the CCAA in Canada in the future. The Chapter 11 cases are being jointly administered for procedural purposes only by the U.S. Bankruptcy Court under the case captioned In re Calpine Corporation et al., Case No. 05-60200 (BRL). With respect to the U.S. Chapter 11 cases, the Office of the U.S. Trustee has appointed two official committees: a committee of unsecured creditors for Calpine Corporation and a committee of equity security holders of Calpine Corporation. An ad hoc committee of second lien creditors has also been formed.

Our Chapter 11 and CCAA filings were preceded by the convergence of a number of factors in late 2005. Among other things, we were experiencing a tight liquidity situation due in part to our obligations to service our debt and certain of our preferred equity securities, which also imposed restrictions on our ability to raise capital through financings, asset sales or otherwise. At the same time, market spark spreads were being adversely impacted by excess capacity in certain of our energy markets, which depressed prices for energy, while prices for natural gas reached historic highs. Higher gas prices also increased our collateral support obligations to counterparties. Also, we were unsuccessful in a litigation we brought in Delaware Chancery Court against the collateral agent and trustees representing our First and Second Priority Notes regarding our use of certain sale proceeds of the sale of our oil and natural gas reserves, which resulted in our being ordered to make a cash payment to an escrow fund of more than $300 million that had been used to purchase natural gas in storage. See Note 15 of our 2006 Form 10-K for more information concerning the Delaware Chancery Court litigation and Note 7 of our 2006 Form 10-K for more information regarding the sale of our oil and natural gas reserves.

The Calpine Debtors are continuing to operate their business as debtors-in-possession and will continue to conduct business in the ordinary course under the protection of the Bankruptcy Courts. Generally, while a plan or plans of reorganization (with respect to the U.S. Debtors) or arrangement (with respect to the Canadian Debtors) are developed, all actions to enforce or otherwise effect repayment of liabilities preceding the Petition Date as well as all pending litigation against the Calpine Debtors are stayed while the Calpine Debtors continue their business operations as debtors-in-possession.

Under the Bankruptcy Code, we have the exclusive right to file and solicit acceptance of a plan or plans of reorganization for a limited period of time. On December 6, 2006, the U.S. Bankruptcy Court granted our application for an extension of the period during which we have the exclusive right to file a reorganization plan or plans from December 31, 2006 to June 20, 2007, and granted us the exclusive right until August 20, 2007, to solicit acceptance thereof in each case allowing for the maximum period of time provided by the Bankruptcy Code. The U.S. Bankruptcy Court has the power to terminate these periods prior to June 20, 2007, and August 20, 2007, respectively, and we can make no assurance that the U.S. Bankruptcy Court will not do so.

As a result of our Chapter 11 filings and the other matters described herein, including uncertainties related to the fact that we have not yet had time to complete and obtain confirmation of a plan or plans of reorganization, there is substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern, including our ability to meet our ongoing operational obligations, is dependent upon, among other things: (i) our ability to maintain adequate cash on hand; (ii) our ability to generate cash from operations; (iii) the cost, duration and outcome of the restructuring process; (iv) our ability to comply with the terms of our DIP Facility and the adequate assurance provisions of the Cash Collateral Order; and (v) our ability to achieve profitability following a restructuring. These challenges are in

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addition to those operational and competitive challenges faced by us in connection with our business. In conjunction with our advisors, we are implementing strategies to aid our liquidity and our ability to continue as a going concern. However, there can be no assurance as to the success of such efforts.

On January 26, 2006, the U.S. Bankruptcy Court entered a final order approving our $2.0 billion Original DIP Facility. See Note 8 of our 2006 Form 10-K for further discussion. In addition, the U.S. Bankruptcy Court approved cash collateral and adequate assurance stipulations in connection with the approval of the Original DIP Facility, which has allowed our business activities to continue to function. As part of our “first day” and subsequent motions, we have obtained U.S. Bankruptcy Court approval to continue to pay critical vendors, meet our pre-petition and post-petition payroll obligations, maintain our cash management systems, collateralize certain of our gas supply contracts, enter into and collateralize trading contracts, pay our taxes, continue to provide employee benefits, maintain our insurance programs and implement an employee severance program, which has allowed us to continue to operate the existing business in the ordinary course. In addition, the U.S. Bankruptcy Court has approved certain trading notification and transfer procedures designed to allow us to restrict trading in our common stock (and related securities) and claims against the U.S. Debtors. Such restrictions could negatively impact our accumulated NOLs and other tax attributes and holders of our common stock may not be able to resell such securities and, in connection with our reorganization, may have their securities cancelled and receive no payment or other consideration in return.

On March 5, 2007, the U.S. Bankruptcy Court issued an opinion approving our motion to obtain a $5.0 billion DIP Facility, which closed on March 29, 2007, and was used to refinance the existing $2.0 billion Original DIP Facility as well as the approximately $2.5 billion of outstanding CalGen Secured Debt. The DIP Facility may be increased to $7.0 billion under certain circumstances, and may be converted to our exit financing once we have a confirmed plan or plans of reorganization.

Under the Bankruptcy Code, we have the right to assume, assume and assign, or reject certain executory contracts and unexpired leases, subject to the approval of the U.S. Bankruptcy Court and certain other conditions. Parties to executory contracts or unexpired leases rejected or deemed rejected by a U.S. Debtor may file proofs of claim against that U.S. Debtor’s estate for damages and parties to executory contracts or unexpired leases that are assumed have an opportunity to assert cure amounts prior to such assumptions. Due to the ongoing evaluation of contracts for assumption or rejection and the uncertain nature of many of the potential claims for damages, we cannot project the magnitude of these potential claims at this time. We had until July 18, 2006, to assume unexpired non-residential real property leases. Absent the consent of the applicable counterparty, such leases not assumed by that date are deemed rejected (except for U.S. Debtors filing after the Petition Date, which have a commensurately longer period of time). Without an extension of time to assume, leases between U.S. Debtors and their affiliates would also have been deemed rejected if not assumed by July 18, 2006.

On December 21, 2005, we filed a motion with the U.S. Bankruptcy Court to reject eight PPAs and to enjoin FERC from asserting jurisdiction over the rejections. See Note 15 of our 2006 Form 10-K for further discussion of this litigation. We cannot determine at this time whether the SDNY Court, the U.S. Bankruptcy Court or FERC will ultimately determine whether we may reject any or all of the eight PPAs, or when such determination will be made. In the meantime, three of the PPAs have been terminated by the applicable counterparties, and three of the PPAs are the subject of negotiated settlements. We continue to perform under the PPAs that remain in effect, subject to any modifications agreed to by the parties and we exercised our option under one such PPA to terminate the PPA in April 2008 prior to the remaining five years of its original term.

On June 5, 2006, the U.S. Bankruptcy Court approved our motion to assume geothermal leases related to the Geysers Assets steam field operations and the Glass Mountain area, and the associated executory contracts, surface use agreements and site leases that allow the geothermal leases to be utilized to harness geothermal energy and operate these facilities. The geothermal leases combined with the operations at these facilities make up the core collateral for the DIP Facility.

In addition, we are required to obtain U.S. Bankruptcy Court approval of sales of assets, subject to certain exceptions including with respect to de minimis assets. Such sales are subject in certain cases to U.S. Bankruptcy Court approved auction procedures. See Note 7 of our 2006 Form 10-K for a discussion of our asset sales completed during 2006. Subsequent to the

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filing of our Form 10-K, on March 22, 2007, we completed the sale of substantially all of the assets of our subsidiary, PSM, to Alstom Power Inc. for approximately $242 million, plus the assumption by Alstom Power Inc. of certain liabilities. We also identified for potential sale 15 turbines, comprising 14 combustion turbines and one steam turbine. We have sold 10 of such combustion turbines and one partial combustion turbine unit, as well as additional miscellaneous other assets for total gross proceeds of approximately $113.9 million.

Reorganization Items — Reorganization items represent the direct and incremental costs related to our Chapter 11 cases, such as professional fees, pre-petition liability claim adjustments and losses that are probable and can be estimated, net of interest income earned on accumulated cash during the Chapter 11 process and net gains on the sale of assets related to our restructuring activities. The table below lists the significant items within this category for the month ended February 28, 2007 (in millions).

Provision for expected allowed claims(1)	$(9.5)
Professional fees	13.2
(Gain) on asset sales	(32.6)
DIP financing costs	—
Interest income on accumulated cash	(2.8)
Other(2)	19.6
Total reorganization items	$(12.1)

__________

(1)	This item primarily includes repudiation, rejection or termination of contracts or guarantee of obligations and includes adjustments to previously recorded amounts.
(2)	This item includes foreign exchange adjustments on LSTC items denominated in a foreign currency and governed by foreign law and employee severance costs.

Provision for expected allowed claims — Represents our estimate of the expected allowed claims related primarily to guarantees of debt and other obligations and the rejection or repudiation of leases and natural gas transportation and power transmission contracts.

Other — Other reorganization items consist primarily of adjustments for foreign exchange rate changes on LSTC denominated in a foreign currency and governed by foreign law and employee severance costs during the month ended February 28, 2007.

Liabilities Subject to Compromise

The amounts of LSTC at February 28, 2007, consisted of the following (in millions):

Provision for allowed claims(1)	$5,970.4
Second priority senior secured notes(2)	3,671.9
Unsecured senior notes	1,880.0
Convertible notes	1,823.5
Notes payable and other liabilities – related party	1,077.3
Accounts payable and accrued liabilities	399.0
Total liabilities subject to compromise	$14,822.1

__________

(1)

Consists primarily of estimated allowed claims related to guarantees by Calpine Corporation of repayment of unsecured senior notes (original principal amount of $2,597.2 million) for two wholly owned finance subsidiaries of the Company, ULC I and ULC II. The amounts outstanding to unrelated security holders had been reduced to $1,943.0 million at December 31, 2005, due to repurchases of such senior notes. However, some of the repurchased notes are held by certain of Calpine Corporation’s Canadian subsidiaries and are expected to give rise to allowed claims by these subsidiaries

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under the above guarantees. Additionally, there is a guarantee by Calpine Corporation of the obligations of its wholly owned subsidiary, Quintana Canada Holdings, LLC, under certain subscription agreements with ULC I, under which claims may be asserted for the same amounts sought under the Calpine Corporation guarantees of the ULC I notes. Although the expected claims are redundant relative to the underlying exposure to unrelated security holders, the Company determined that these duplicative claims were probable of being allowed into the claim pool by the U.S. Bankruptcy Court, although the U.S. Debtors fully reserve their rights in this regard.

(2)

We have not made, and currently do not propose to make, an affirmative determination whether our Second Priority Debt is fully secured or under-secured. We do, however, believe that there is uncertainty about whether the market value of the assets securing the obligations owing in respect of the Second Priority Debt is less than, equals or exceeds the amount of these obligations. Accordingly, we have classified the Second Priority Debt as LSTC.

Provision for expected allowed claims — At December 31, 2005, a significant portion of the provision for expected allowed claims represented our estimate of the expected allowed claims for U.S. Debtor guarantees of debt issued by certain of our deconsolidated Canadian entities, and intercompany notes receivable balances from these entities which we determined were uncollectible. Some of the guarantee exposures are redundant; however, we determined the duplicative guarantees were probable of being allowed into the claim pool by the U.S. Bankruptcy Court, although we reserve all of our rights with respect to defending against such duplicative claims.

During the year ended December 31, 2006, we recorded additional expected allowed claims related primarily to our rejection of the Rumford and Tiverton power plant leases and the repudiation by CES-Canada, a Canadian Debtor, of its tolling agreement with Calgary Energy Centre. Calpine Corporation had guaranteed CES-Canada’s performance under the tolling agreement.

During the year ended December 31, 2006, the U.S. Debtors determined that certain gas transportation and power transmission contracts no longer provide any benefit to the U.S. Debtors or their estates. In certain instances, the U.S. Debtors have given notice to counterparties to these contracts that the U.S. Debtors will no longer accept or pay for service under such contracts. We believe that any claims resulting from the repudiation, rejection, or termination of these contracts will be treated as pre-petition general unsecured claims. Accordingly, we recorded non-cash charges in the aggregate of $445.4 million for the year ended December 31, 2006, as our current estimate of the expected allowed claims related primarily to these contracts.

Second Priority Debt — We have not made, and currently do not propose to make, an affirmative determination whether our Second Priority Debt is fully secured or under secured. We do, however, believe that there is uncertainty about whether the market value of the assets collateralizing the obligations owing in respect of the Second Priority Debt is less than, equals or exceeds the amount of these obligations. Therefore, in accordance with the applicable accounting standards, we have classified the Second Priority Debt as LSTC.

Notes payable and other liabilities — related party — Prior to our deconsolidation of the majority of our Canadian and other foreign subsidiaries on the Petition Date, these liabilities were eliminated in consolidation. However, as a result of the deconsolidation, these liabilities are no longer eliminated in consolidation and are now reported as LSTC.

Accounts payable and accrued liabilities — The decrease is due primarily to settling by netting accounts receivables against pre-petition payables with certain CES counterparties, where netting agreements were in place.

2.  Basis of Presentation

The accompanying consolidated condensed financial statements have been prepared on a going concern basis, which assumes continuity of operations and realization of assets and satisfaction of liabilities in the ordinary course of business, and in accordance with SOP 90-7, “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code.” The consolidated condensed financial statements do not include any adjustments that might be required should we be unable to continue to operate as a going concern. In accordance with SOP 90-7, all pre-petition liabilities subject to compromise have been segregated in the consolidated condensed balance sheets and classified as LSTC, at the estimated amount of allowed

Index   Definitions

claims. Interest expense related to pre-petition LSTC has been reported only to the extent that it will be paid during the pendency of the Chapter 11 cases or is permitted by the Cash Collateral Order or is expected to be an allowed claim. Liabilities not subject to compromise are separately classified as current or noncurrent. Expenses, provisions for losses resulting from reorganization and certain other items directly related to our Chapter 11 cases are reported separately as reorganization items.

The Monthly Operating Statement is limited in scope, covers a limited time period, and has been prepared solely for the purpose of complying with the monthly reporting requirements of the U.S. Bankruptcy Court. Certain of our Canadian subsidiaries were granted relief by the Canadian Court under the CCAA. As a result, certain of our Canadian and other foreign subsidiaries were deconsolidated as of the Petition Date. Financial information regarding such deconsolidated subsidiaries is not included with that of the consolidated group reported in the Monthly Operating Statement. The financial information in the Monthly Operating Statement is preliminary and unaudited and does not purport to show the financial statements of any of the U.S. Debtors in accordance with GAAP, and therefore may exclude items required by GAAP, such as certain reclassifications, eliminations, accruals, valuations and disclosure items. We caution readers not to place undue reliance upon the Monthly Operating Statement. There can be no assurance that such information is complete and the Monthly Operating Statement may be subject to revision. The Monthly Operating Statement is in a format required by the Bankruptcy Code and should not be used for investment purposes. The Monthly Operating Statement should be read in conjunction with the consolidated financial statements and notes thereto included in the 2006 Form 10-K.

The unaudited financial statements contained in the Monthly Operating Statement have been derived from the books and records of the Company. This information, however, has not been subject to procedures that would typically be applied to financial information presented in accordance with GAAP, and upon the application of such procedures, we believe that the financial information could be subject to changes, and these changes could be material. The information furnished in this Monthly Operating Statement includes primarily normal recurring adjustments but does not include all of the adjustments that would typically be made for financial statements prepared in accordance with GAAP. In addition, certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted. Per agreement among the Company, the Office of the U.S. Trustee and the Committee of Unsecured Creditors, the Statement of Cash Flows is excluded from Monthly Operating Statements except on a quarterly basis.

Mark-to-Market — Mark-to-market, net activity includes realized settlements of and unrealized mark-to-market gains and losses on both power and gas derivative instruments not designated as cash flow hedges, including those held for trading purposes. Gains and losses due to ineffectiveness on hedging instruments are also included in unrealized mark-to-market gains and losses. Trading activity is presented net in accordance with EITF Issue No. 02-03. Of the total mark-to-market loss of $9.9 million in February 2007, there was an $8.8 million unrealized loss, and we had a realized loss of $1.1 million. The realized loss included a non-cash gain of approximately $1.2 million from amortization of various items.

3.  Summary of Significant Accounting Policies

See Note 2 “Summary of Significant Accounting Policies” in the Notes to Consolidated Financial Statements included in our 2006 Form 10-K for a summary of the accounting policies that we believe are significant to us.

4.  Recent Accounting Pronouncements

FASB Interpretation No. 48

In June 2006, the Financial Accounting Standards Board issued FIN 48. FIN 48 clarifies the accounting for income taxes, by prescribing a minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. FIN 48 also provides guidance on derecognizing, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006.

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We will adopt FIN 48 as of January 1, 2007, as required. The cumulative effect, if any, of adopting FIN 48 will be recorded as a change to our opening accumulated deficit in the first quarter of 2007. While our evaluation of the impact of adopting FIN 48 is not complete, our analysis to date indicates that there will not be a material impact on our Consolidated Financial Statements.

SFAS No. 157

In September 2006, FASB issued SFAS No. 157, “Fair Value Measurements.” SFAS No. 157 defines fair value, establishes a framework for measuring fair value in GAAP, and enhances disclosures about fair value measurements. SFAS No. 157 applies when other accounting pronouncements require fair value measurements; it does not require new fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007, with early adoption encouraged. We are currently assessing the impact this standard will have on our results of operations, cash flows and financial position.

5.  Cash and Cash Equivalents, Restricted Cash and Margin Deposits

Cash and Cash Equivalents — We have certain project finance facilities and lease agreements that establish segregated cash accounts. These accounts have been pledged as security in favor of the lenders to such project finance facilities, and the use of certain cash balances on deposit in such accounts with our project financed securities is limited, at least temporarily, to the operations of the respective projects. At February 28, 2007, $413.9 million of the cash and cash equivalents balance was subject to such project finance facilities and lease agreements.

Restricted Cash — We are required to maintain cash balances that are restricted by provisions of certain of our debt and lease agreements or by regulatory agencies. These amounts are held by depository banks in order to comply with the contractual provisions requiring reserves for payments such as for debt service, rent, major maintenance and debt repurchases. Funds that can be used to satisfy obligations due during the next twelve months are classified as current restricted cash, with the remainder classified as non-current restricted cash. Restricted cash is generally invested in accounts earning market rates; therefore, the carrying value approximates fair value. Such cash is excluded from cash and cash equivalents in the Consolidated Condensed Statements of Cash Flows.

The table below represents the components of our consolidated restricted cash as of February 28, 2007, (in thousands):

	Current	Non-Current	Total
Debt service	$54,147	$113,875	$168,022
Rent reserve	18,638	—	18,638
Construction/major maintenance	84,737	29,009	113,746
Security/project reserves	65,986	32,060	98,046
Collateralized letters of credit and other credit support	20,489	—	20,489
Other	24,209	16,102	40,311
Total	$268,206	$191,046	$459,252

Of our restricted cash at February 28, 2007, $242.0 million relates to the assets of the following entities, each an entity with its existence separate from us and our other subsidiaries (in millions).

Power Contract Financing, L.L.C.	$113.6
Gilroy Energy Center, LLC	21.8
Rocky Mountain Energy Center, LLC	25.6
Riverside Energy Center, LLC	36.8
Calpine King City Cogen, LLC	27.3
Metcalf Energy Center, LLC	13.3
Power Contract Financing III, LLC	3.6
$242.0

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Margin Deposits — As of February 28, 2007, to support commodity transactions, we had margin deposits with third parties of $269.0 million; we made gas and power prepayments of $106.7 million; and had no letters of credit outstanding. Counterparties had deposited with us $0.1 million as margin deposits at February 28, 2007. We use margin deposits, prepayments and letters of credit as credit support for commodity procurement and risk management activities. Future cash collateral requirements may increase based on the extent of our involvement in standard contracts and movements in commodity prices and also based on our credit ratings and general perception of creditworthiness in this market. While we believe that we have adequate liquidity to support our operations at this time, it is difficult to predict future developments and the amount of credit support that we may need to provide as part of our business operations.

6.  DIP Facility

Pursuant to the DIP Facility, and applicable orders of the U.S. Bankruptcy Court, the DIP Facility lenders have made available to Calpine up to $5 billion comprised of a $4.0 billion senior secured term loan and a $1.0 billion senior secured revolving loan and letter of credit facility, together with an uncommitted term loan facility that permits the Company to raise up to $2.0 billion of incremental term loan funding on a senior secured basis with the same priority as the current debt under the DIP Facility. At the Company’s option, the loans under the DIP Facility bear interest at (a) the eurodollar rate based on LIBOR (as set forth in the DIP Facility) plus 2.25%, or (b) the base rate plus 1.25%. The base rate is the higher of (i) the federal funds rate plus one half of one percent (½%) per annum or (ii) the prime rate as established by Credit Suisse from time to time.

The proceeds of the $4.0 billion senior secured term loan were applied on March 29, 2007, to repay approximately $1.0 billion of outstanding loans under the Original DIP Facility and approximately $2.5 billion of CalGen Secured Debt. The remaining proceeds may be used by the Company to repay secured debt, secured lease obligations or preferred securities of any project level subsidiary, or for working capital and other general corporate purposes. The proceeds of the revolving credit facility may be used (a) for working capital and other general corporate purposes, (b) at the Company’s election, to satisfy additional payments, if any, in connection with the repayment of the secured debt of CalGen, and (c) to fund distributions to certain holders of claims payable pursuant to a plan of reorganization.

The DIP Facility contains restrictions on the Company and its subsidiaries, including, limiting the ability to, among other things: (i) incur additional indebtedness; (ii) create or incur liens to secure debt; (iii) lease, transfer or sell assets and use proceeds of permitted asset leases, transfers or sales; (iv) issue capital stock; (v) make investments; and (vi) conduct certain types of business.

The Company’s ability to utilize the DIP Facility is subject to the order of the Bankruptcy Court for the Southern District of New York, entered on March 12, 2007, approving such financing (the “DIP Court Order”). Subject to the exceptions set forth in the DIP Court Order, the obligations of the Loan Parties under the DIP Facility are secured by (a) an allowed administrative expense claim in each of the Loan Parties’ Chapter 11 cases, (b) a perfected first priority lien on, and security interest in, all present and after-acquired property of the Loan Parties not subject to a valid, perfected and non-avoidable lien in existence on the Petition Date or to a valid lien in existence on the Petition Date and subsequently perfected (excluding rights in avoidance actions), (c) a perfected junior lien on, and security interest in, all present and after-acquired property of the Loan Parties that is otherwise subject to a valid, perfected and non-avoidable lien in existence on the Petition Date or a valid lien in existence on the Petition Date that is subsequently perfected, and (d) to the extent applicable, a perfected first priority priming lien on, and security interest in, all present and after-acquired property of the Loan Parties that is subject to the replacement liens granted pursuant to and under the Cash Collateral Order, in respect of the Company’s Second Priority Debt. In addition, the Loan Parties have the ability to provide liens to counterparties to secure indebtedness in respect of certain hedging agreements with the same priority as the current debt under the DIP Facility.

The maturity date of the DIP Facility is March 29, 2009. However, the Company has the option to convert outstanding loans and other extensions of credit, as well as the revolving loan and letter of credit commitments, of the DIP Facility (and any unused portion of the uncommitted term loan facility) into senior secured exit financing upon the satisfaction of certain conditions.

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During the month of February 2007, there were no amounts outstanding under the revolving credit facility, and $0.6 million additional letters of credit were issued against the revolving credit facility. Accordingly, at February 28, 2007, there was $990.1 million outstanding under the term loan facilities, nothing outstanding under the revolving credit facility and $80.0 million of letters of credit issued against the revolving credit facility.

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SCHEDULE I

CALPINE CORPORATION

(Debtor-in-Possession)

CASE No. 05-60200 (Jointly Administered)

CONSOLIDATING CONDENSED BALANCE SHEET

(Unaudited)

(in thousands)

February 28, 2007

	U.S. Debtors	Non-U.S. Debtors	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$867,875	$115,196	$—	$983,071
Accounts receivable, net	37,676,533	2,524,377	(39,433,671)	767,239
Inventories	122,402	27,587	—	149,989
Margin deposits and other prepaid expense	394,943	30,613	(1,938)	423,618
Restricted cash	88,434	179,772	—	268,206
Current derivative assets	164,109	38,079	—	202,188
Other current assets	909,973	53,171	(882,694)	80,450
Total current assets	40,224,269	2,968,795	(40,318,303)	2,874,761
Property, plant and equipment, net	7,499,003	5,970,075	(863)	13,468,215
Restricted cash, net of current portion	44,888	146,158	—	191,046
Investments	10,637,854	9,282,910	(19,776,453)	144,311
Long-term derivative assets	248,720	74,052	—	322,772
Other assets	5,589,146	582,583	(5,069,865)	1,101,864
Total assets	$64,243,880	$19,024,573	$(65,165,484)	$18,102,969
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$528,853	$1,571,687	$(1,642,322)	$458,218
Accrued interest payable	460,209	17,798	(220,482)	257,525
Debt, current portion	4,569,749	619,531	(726,673)	4,462,607
Current derivative liabilities	236,840	75,037	—	311,877
Taxes payable, current portion	98,549	—	—	98,549
Other current liabilities	196,850	83,827	(2,093)	278,584
Total current liabilities	6,091,050	2,367,880	(2,591,570)	5,867,360
Debt, net of current portion	4,895,897	4,652,306	(6,367,280)	3,180,923
Deferred income taxes, net of current portion	298,576	293,201	—	591,777
Long-term derivative liabilities	345,139	96,256	—	441,395
Other liabilities	253,635	91,998	(11,551)	334,082
Total liabilities not subject to compromise	11,884,297	7,501,641	(8,970,401)	10,415,537
Liabilities subject to compromise	51,443,953	432	(36,622,289)	14,822,096
Commitments and contingencies
Minority interests	—	—	268,695	268,695
Stockholders’ equity (deficit):
Common stock	31,524	5,099	(36,096)	527
Additional paid-in capital	25,839,822	9,864,573	(32,434,867)	3,269,528
Accumulated deficit	(24,905,319)	1,654,693	12,629,474	(10,621,152)
Accumulated other comprehensive loss	(50,397)	(1,865)	—	(52,262
Total stockholders’ equity (deficit)	915,630	11,522,500	(19,841,489)	(7,403,359)
Total liabilities and stockholders’ equity (deficit)	$64,243,880	$19,024,573	$(65,165,484)	$18,102,969

Calpine Corporation’s consolidated results are comprised of U.S. Debtor and Non-U.S. Debtor entities that have affiliated transactions with other U.S. Debtor and Non-U.S. Debtor entities that must be eliminated in consolidation. Amounts listed under the “Eliminations” heading are required to correctly eliminate transactions between any affiliated entities for consolidated financial statement presentation purposes.

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SCHEDULE II

CALPINE CORPORATION

(Debtor-in-Possession)

CASE No. 05-60200 (Jointly Administered)

CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS

(Unaudited)

(in thousands)

For the Period from February 1, 2007 through February 28, 2007

	U.S. Debtors	Non-U.S. Debtors	Eliminations	Consolidated
Revenue:
Electricity and steam revenue	$662,713	$202,025	$(408,338)	$456,400
Sales of purchased power and gas for hedging and optimization	446956	6,016	(347,685)	105,287
Mark-to-market activities, net	(15,384)	5,470	—	(9,914)
Other revenue	55,296	2,109	(45,734)	11,671
Total revenue	1,149,581	215,620	(801,757)	563,444
Cost of revenue:
Plant operating expense	487,173	8,021	(444,943)	50,251
Purchased power and gas expense for hedging and optimization	51,703	41,285	(7,002)	85,986
Fuel expense	564,632	106,812	(349,800)	321,644
Depreciation and amortization expense	22,094	16,467	(1)	38,560
Operating plant impairments	1	—	—	1
Operating lease expense	1,556	—	—	1,556
Other cost of revenue	11,336	4,826	—	16,162
Total cost of revenue	1,138,495	177,411	(801,746)	514,160
Gross profit	11,086	38,209	(11)	49,284
Equipment, development project and other impairments	200	—	—	200
Sales, general and administrative expense	13,302	2,894	(21)	16,175
Other operating expenses	(16,340)	(88,498)	108,839	4,001
Income (loss) from operations	13,924	123,813	(108,829)	28,908
Interest expense	69,130	31,905	(3,922)	97,113
Interest (income)	(6,607)	(1,909)	3,922	(4,594)
Minority interest expense	—	—	2,389	2,389
Other (income) expense, net	3,024	(1,309)	9	1,724
Income (loss) before reorganization items and provision (benefit) for income taxes	(51,623)	95,126	(111,227)	(67,724)
Reorganization items	17,342	(29,393)	—	(12,051)
Income (loss) before provision (benefit) for income taxes	(68,965)	124,519	(111,227)	(55,673)
Provision (benefit) for income taxes	103,813	727	—	104,540
Net income (loss)	$(172,778)	$123,792	$(111,227)	$(160,213)

Calpine Corporation’s consolidated results are comprised of U.S. Debtor and Non-U.S. Debtor entities that have affiliated transactions with other U.S. Debtor and Non-U.S. Debtor entities that must be eliminated in consolidation. Amounts listed under the “Eliminations” heading are required to correctly eliminate transactions between any affiliated entities for consolidated financial statement presentation purposes.

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SCHEDULE III

CALPINE CORPORATION

(Debtor-in-Possession)

CASE No. 05-60200 (Jointly Administered)

PAYROLL AND PAYROLL TAXES

(in thousands)

For the Period from February 1, 2007 through February 28, 2007

Gross Wages Paid**	Employee Payroll Taxes Withheld*	Employer Payroll Taxes Remitted*
$15,627	$3,860	$1,290

*	Employee Payroll Taxes are withheld each pay period and remitted by the Company, together with the Employer Payroll Taxes, to the appropriate tax authorities.

**	Gross Wages were paid by the Company on February 2, 2007, February 9, 2007, February 16, 2007, and February 23, 2007.

Index   Definitions

SCHEDULE IV

CALPINE CORPORATION

(Debtor-in-Possession)

CASE No. 05-60200 (Jointly Administered)

FEDERAL, STATE AND LOCAL TAXES

COLLECTED, RECEIVED, DUE OR WITHHELD

(in thousands)

For the Period from February 1, 2007, through February 28, 2007

	Amount Withheld/Accrued	Amount Paid
Federal and state income taxes	$103,813	$—
State and local taxes:
Property	5,880	1,690
Sales and use	711	1,616
Franchise	—	—
Other	20	20
Total state and local taxes	6,611	3,326
Total taxes	$110,424	$3,326

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SCHEDULE V

CALPINE CORPORATION

(Debtor-in-Possession)

CASE No. 05-60200 (Jointly Administered)

DISBURSEMENTS BY DEBTOR

For the Month Ended February 28, 2007

(in dollars)

Legal Entity	Case Number	Disbursements
Amelia Energy Center, LP	05-60223-BRL	$ —
Anacapa Land Company, LLC	05-60226-BRL	1,457
Anderson Springs Energy Company	05-60232-BRL	—
Androscoggin Energy, Inc.	05-60239-BRL	—
Auburndale Peaker Energy Center, LLC	05-60244-BRL	942
Augusta Development Company, LLC	05-60248-BRL	—
Aviation Funding Corp.	05-60252-BRL	—
Baytown Energy Center, LP	05-60255-BRL	(6,498,972)
Baytown Power GP, LLC	05-60256-BRL	—
Baytown Power, LP	05-60258-BRL	—
Bellingham Cogen, Inc.	05-60224-BRL	—
Bethpage Energy Center 3, LLC	05-60225-BRL	1,599
Bethpage Fuel Management Inc.	05-60228-BRL	—
Blue Heron Energy Center, LLC	05-60235-BRL	—
Blue Spruce Holdings, LLC	05-60238-BRL	—
Broad River Energy LLC	05-60242-BRL	9,147
Broad River Holdings, LLC	05-60245-BRL	—
CalGen Equipment Finance Company, LLC	05-60249-BRL	—
CalGen Equipment Finance Holdings, LLC	05-60251-BRL	—
CalGen Expansion Company, LLC	05-60253-BRL	(13,503)
CalGen Finance Corp.	05-60229-BRL	—
CalGen Project Equipment Finance Company One, LLC	05-60236-BRL	233,197
CalGen Project Equipment Finance Company Three, LLC	05-60259-BRL	—
CalGen Project Equipment Finance Company Two, LLC	05-60262-BRL	—
Calpine Acadia Holdings, LLC	05-60265-BRL	205,464
Calpine Administrative Services Company, Inc.	05-60201-BRL	2,989,241
Calpine Agnews, Inc.	05-60268-BRL	—
Calpine Amelia Energy Center GP, LLC	05-60270-BRL	—
Calpine Amelia Energy Center LP, LLC	05-60272-BRL	—
Calpine Auburndale Holdings, LLC	05-60452-BRL	—
Calpine Baytown Energy Center GP, LLC	05-60453-BRL	—
Calpine Baytown Energy Center LP, LLC	05-60320-BRL	—
Calpine Bethpage 3 Pipeline Construction Company, Inc.	05-60330-BRL	—
Calpine Bethpage 3, LLC	05-60342-BRL	—
Calpine c*Power, Inc.	05-60250-BRL	—
Calpine CalGen Holdings, Inc.	05-60352-BRL	436
Calpine California Development Company, LLC	05-60355-BRL	—
Calpine California Energy Finance, LLC	05-60360-BRL	—

Index   Definitions

Legal Entity	Case Number	Disbursements
Calpine California Equipment Finance Company, LLC	05-60464-BRL	—
Calpine Calistoga Holdings, LLC	05-60377-BRL	—
Calpine Capital Trust	05-60325-BRL	—
Calpine Capital Trust II	05-60379-BRL	—
Calpine Capital Trust III	05-60384-BRL	—
Calpine Capital Trust IV	05-60391-BRL	—
Calpine Capital Trust V	05-60221-BRL	—
Calpine Central Texas GP, Inc.	05-60329-BRL	—
Calpine Central, Inc.	05-60333-BRL	—
Calpine Central, L.P.	05-60351-BRL	1,312,681
Calpine Central-Texas, Inc.	05-60338-BRL	—
Calpine Channel Energy Center GP, LLC	05-60340-BRL	—
Calpine Channel Energy Center LP, LLC	05-60343-BRL	—
Calpine Clear Lake Energy GP, LLC	05-60345-BRL	—
Calpine Clear Lake Energy, LP	05-60349-BRL	—
Calpine Cogeneration Corporation	05-60233-BRL	—
Calpine Construction Management Company, Inc.	05-60260-BRL	536,421
Calpine Corporation	05-60200-BRL	50,949,622
Calpine Corpus Christi Energy GP, LLC	05-60247-BRL	—
Calpine Corpus Christi Energy, LP	05-60261-BRL	—
Calpine Decatur Pipeline, Inc.	05-60263-BRL	—
Calpine Decatur Pipeline, L.P.	05-60254-BRL	—
Calpine Dighton, Inc.	05-60264-BRL	—
Calpine East Fuels, Inc.	05-60257-BRL	—
Calpine Eastern Corporation	05-60266-BRL	12,336
Calpine Energy Holdings, Inc.	05-60207-BRL	—
Calpine Energy Services Holdings, Inc.	05-60208-BRL	—
Calpine Energy Services, L.P.	05-60222-BRL	301,596,251
Calpine Finance Company	05-60204-BRL	—
Calpine Freestone Energy GP, LLC	05-60227-BRL	—
Calpine Freestone Energy, LP	05-60230-BRL	—
Calpine Freestone, LLC	05-60231-BRL	—
Calpine Fuels Corporation	05-60203-BRL	—
Calpine Gas Holdings LLC	05-60234-BRL	—
Calpine Generating Company, LLC	05-60237-BRL	616,387
Calpine Geysers Company, LP	06-10939-BRL	368
Calpine Gilroy 1, Inc.	05-60240-BRL	—
Calpine Gilroy 2, Inc.	05-60241-BRL	—
Calpine Gilroy Cogen, L.P.	05-60243-BRL	74,473
Calpine Global Services Company, Inc.	05-60246-BRL	—
Calpine Gordonsville GP Holdings, LLC	05-60281-BRL	—
Calpine Gordonsville LP Holdings, LLC	05-60282-BRL	—
Calpine Gordonsville, LLC	05-60283-BRL	—
Calpine Greenleaf Holdings, Inc.	05-60284-BRL	—
Calpine Greenleaf, Inc.	05-60285-BRL	468,234
Calpine Hidalgo Design, L.P.	06-10039-BRL	—

Index   Definitions

Legal Entity	Case Number	Disbursements
Calpine Hidalgo Energy Center, L.P.	06-10029-BRL	978,731
Calpine Hidalgo Holdings, Inc.	06-10027-BRL	—
Calpine Hidalgo Power GP, LLC	06-10030-BRL	—
Calpine Hidalgo Power, LP	06-10028-BRL	—
Calpine Hidalgo, Inc.	06-10026-BRL	—
Calpine International Holdings, Inc.	05-60205-BRL	—
Calpine International, LLC	05-60288-BRL	19,048
Calpine Investment Holdings, LLC	05-60289-BRL	—
Calpine Kennedy Airport, Inc.	05-60294-BRL	—
Calpine Kennedy Operators Inc.	05-60199-BRL	—
Calpine KIA, Inc.	05-60465-BRL	—
Calpine Leasing Inc.	05-60297-BRL	—
Calpine Long Island, Inc.	05-60298-BRL	—
Calpine Lost Pines Operations, Inc.	05-60314-BRL	—
Calpine Louisiana Pipeline Company	05-60328-BRL	—
Calpine Magic Valley Pipeline, Inc.	05-60331-BRL	—
Calpine Monterey Cogeneration, Inc.	05-60341-BRL	7,946
Calpine MVP, Inc.	05-60348-BRL	—
Calpine NCTP GP, LLC	05-60359-BRL	—
Calpine NCTP, LP	05-60406-BRL	—
Calpine Northbrook Corporation of Maine, Inc.	05-60409-BRL	—
Calpine Northbrook Energy Holdings, LLC	05-60418-BRL	—
Calpine Northbrook Energy, LLC	05-60431-BRL	—
Calpine Northbrook Holdings Corporation	05-60286-BRL	—
Calpine Northbrook Investors, LLC	05-60291-BRL	—
Calpine Northbrook Project Holdings, LLC	05-60295-BRL	—
Calpine Northbrook Services, LLC	05-60299-BRL	—
Calpine Northbrook Southcoast Investors, LLC	05-60304-BRL	—
Calpine NTC, LP	05-60308-BRL	—
Calpine Oneta Power I, LLC	05-60311-BRL	—
Calpine Oneta Power II, LLC	05-60315-BRL	—
Calpine Oneta Power, L.P.	05-60318-BRL	3,435,122
Calpine Operating Services Company, Inc.	05-60322-BRL	35,088,335
Calpine Operations Management Company, Inc.	05-60206-BRL	—
Calpine Pastoria Holdings, LLC	05-60302-BRL	—
Calpine Philadelphia, Inc.	05-60305-BRL	30,697
Calpine Pittsburg, LLC	05-60307-BRL	3,766
Calpine Power Company	05-60202-BRL	7,093
Calpine Power Equipment LP	05-60310-BRL	—
Calpine Power Management, Inc.	05-60319-BRL	—
Calpine Power Management, LP	05-60466-BRL	6,988
Calpine Power Services, Inc.	05-60323-BRL	367,909
Calpine Power, Inc.	05-60316-BRL	—
Calpine PowerAmerica, Inc.	05-60211-BRL	—
Calpine PowerAmerica, LP	05-60212-BRL	364,247
Calpine PowerAmerica-CA, LLC	05-60213-BRL	99,788

Index   Definitions

Legal Entity	Case Number	Disbursements
Calpine PowerAmerica-CT, LLC	05-60214-BRL	—
Calpine PowerAmerica-MA, LLC	05-60215-BRL	—
Calpine PowerAmerica-ME, LLC	05-60216-BRL	—
Calpine PowerAmerica-NH, LLC	06-10032-BRL	—
Calpine PowerAmerica-NY, LLC	06-10031-BRL	—
Calpine PowerAmerica-OR, LLC	06-10034-BRL	—
Calpine Producer Services, L.P.	05-60217-BRL	9,617,200
Calpine Project Holdings, Inc.	05-60324-BRL	—
Calpine Pryor, Inc.	05-60326-BRL	—
Calpine Rumford I, Inc.	05-60327-BRL	—
Calpine Rumford, Inc.	05-60414-BRL	—
Calpine Schuylkill, Inc.	05-60416-BRL	—
Calpine Siskiyou Geothermal Partners, L.P.	05-60420-BRL	9,410
Calpine Sonoran Pipeline LLC	05-60423-BRL	—
Calpine Stony Brook Operators, Inc.	05-60424-BRL	—
Calpine Stony Brook Power Marketing, LLC	05-60425-BRL	—
Calpine Stony Brook, Inc.	05-60426-BRL	—
Calpine Sumas, Inc.	05-60427-BRL	—
Calpine TCCL Holdings, Inc.	05-60429-BRL	—
Calpine Texas Pipeline GP, Inc.	05-60433-BRL	—
Calpine Texas Pipeline LP, Inc.	05-60439-BRL	—
Calpine Texas Pipeline, L.P.	05-60447-BRL	10,019
Calpine Tiverton I, Inc.	05-60450-BRL	—
Calpine Tiverton, Inc.	05-60451-BRL	—
Calpine ULC I Holding, LLC	05-60454-BRL	—
Calpine University Power, Inc.	05-60455-BRL	—
Calpine Unrestricted Funding, LLC	05-60456-BRL	—
Calpine Unrestricted Holdings, LLC	05-60458-BRL	—
Calpine Vapor, Inc.	05-60459-BRL	—
Carville Energy LLC	05-60460-BRL	444,570
CCFC Development Company, LLC	05-60267-BRL	—
CCFC Equipment Finance Company, LLC	05-60269-BRL	—
CCFC Project Equipment Finance Company One, LLC	05-60271-BRL	—
Celtic Power Corporation	05-60273-BRL	—
CES GP, LLC	05-60218-BRL	—
CGC Dighton, LLC	05-60274-BRL	—
Channel Energy Center, LP	05-60275-BRL	(8,885,371)
Channel Power GP, LLC	05-60276-BRL	—
Channel Power, LP	05-60277-BRL	—
Clear Lake Cogeneration Limited Partnership	05-60278-BRL	679
CogenAmerica Asia Inc.	05-60372-BRL	—
CogenAmerica Parlin Supply Corp.	05-60383-BRL	—
Columbia Energy LLC	05-60440-BRL	1,840,629
Corpus Christi Cogeneration L.P.	05-60441-BRL	(2,439,386)
CPN 3rd Turbine, Inc.	05-60443-BRL	—
CPN Acadia, Inc.	05-60444-BRL	—

Index   Definitions

Legal Entity	Case Number	Disbursements
CPN Berks Generation, Inc.	05-60445-BRL	—
CPN Berks, LLC	05-60446-BRL	—
CPN Bethpage 3rd Turbine, Inc.	05-60448-BRL	90
CPN Cascade, Inc.	05-60449-BRL	—
CPN Clear Lake, Inc.	05-60287-BRL	—
CPN Decatur Pipeline, Inc.	05-60290-BRL	—
CPN East Fuels, LLC	05-60476-BRL	—
CPN Energy Services GP, Inc.	05-60209-BRL	—
CPN Energy Services LP, Inc.	05-60210-BRL	—
CPN Freestone, LLC	05-60293-BRL	—
CPN Funding, Inc.	05-60296-BRL	—
CPN Morris, Inc.	05-60301-BRL	—
CPN Oxford, Inc.	05-60303-BRL	—
CPN Pipeline Company	05-60309-BRL	147,403
CPN Pleasant Hill Operating, LLC	05-60312-BRL	—
CPN Pleasant Hill, LLC	05-60317-BRL	—
CPN Power Services GP, LLC	05-60321-BRL	—
CPN Power Services, LP	05-60292-BRL	—
CPN Pryor Funding Corporation	05-60300-BRL	97,277
CPN Telephone Flat, Inc.	05-60306-BRL	—
Decatur Energy Center, LLC	05-60313-BRL	1,931,874
Deer Park Power GP, LLC	05-60363-BRL	—
Deer Park Power, LP	05-60370-BRL	—
Delta Energy Center, LLC	05-60375-BRL	5,920,920
Dighton Power Associates Limited Partnership	05-60382-BRL	—
East Altamont Energy Center, LLC	05-60386-BRL	1,206
Fond du Lac Energy Center, LLC	05-60412-BRL	—
Fontana Energy Center, LLC	05-60335-BRL	—
Freestone Power Generation LP	05-60339-BRL	2,784,548
GEC Bethpage Inc.	05-60347-BRL	—
Geothermal Energy Partners, LTD., a California limited partnership	05-60477-BRL	—
Geysers Power Company II, LLC	05-60358-BRL	—
Geysers Power Company, LLC	06-10197-BRL	2,523,162
Geysers Power I Company	05-60389-BRL	—
Goldendale Energy Center, LLC	05-60390-BRL	2,566,705
Hammond Energy LLC	05-60393-BRL	—
Hillabee Energy Center, LLC	05-60394-BRL	37,052
Idlewild Fuel Management Corp.	05-60397-BRL	—
JMC Bethpage, Inc.	05-60362-BRL	—
KIAC Partners	05-60366-BRL	5,250,723
Lake Wales Energy Center, LLC	05-60369-BRL	—
Lawrence Energy Center, LLC	05-60371-BRL	—
Lone Oak Energy Center, LLC	05-60403-BRL	681
Los Esteros Critical Energy Facility, LLC	05-60404-BRL	(110,213)
Los Medanos Energy Center LLC	05-60405-BRL	2,253,411
Magic Valley Gas Pipeline GP, LLC	05-60407-BRL	—

Index   Definitions

Legal Entity	Case Number	Disbursements
Magic Valley Gas Pipeline, LP	05-60408-BRL	—
Magic Valley Pipeline, L.P.	05-60332-BRL	1,950
MEP Pleasant Hill, LLC	05-60334-BRL	79,793
Moapa Energy Center, LLC	05-60337-BRL	—
Mobile Energy L L C	05-60344-BRL	642
Modoc Power, Inc.	05-60346-BRL	—
Morgan Energy Center, LLC	05-60353-BRL	(738,382)
Mount Hoffman Geothermal Company, L.P.	05-60361-BRL	—
Mt. Vernon Energy LLC	05-60376-BRL	—
NewSouth Energy LLC	05-60381-BRL	13,159
Nissequogue Cogen Partners	05-60388-BRL	883,667
Northwest Cogeneration, Inc.	05-60336-BRL	—
NTC Five, Inc.	05-60463-BRL	—
NTC GP, LLC	05-60350-BRL	—
Nueces Bay Energy LLC	05-60356-BRL	—
O.L.S. Energy-Agnews, Inc.	05-60374-BRL	1,071,225
Odyssey Land Acquisition Company	05-60367-BRL	—
Pajaro Energy Center, LLC	05-60385-BRL	—
Pastoria Energy Center, LLC	05-60387-BRL	—
Pastoria Energy Facility L.L.C.	05-60410-BRL	6,814,487
Philadelphia Biogas Supply, Inc.	05-60421-BRL	—
Phipps Bend Energy Center, LLC	05-60395-BRL	—
Pine Bluff Energy, LLC	05-60396-BRL	394,889
Power Investors, L.L.C.	05-60398-BRL	—
Power Systems MFG., LLC	05-60399-BRL	4,081,300
Quintana Canada Holdings, LLC	05-60400-BRL	—
RockGen Energy LLC	05-60401-BRL	1,648,109
Rumford Power Associates Limited Partnership	05-60467-BRL	—
Russell City Energy Center, LLC	05-60411-BRL	27,549
San Joaquin Valley Energy Center, LLC	05-60413-BRL	44,029
Silverado Geothermal Resources, Inc.	06-10198-BRL	109,180
Skipanon Natural Gas, LLC	05-60415-BRL	—
South Point Energy Center, LLC	05-60417-BRL	1,549,262
South Point Holdings, LLC	05-60419-BRL	—
Stony Brook Cogeneration, Inc.	05-60422-BRL	—
Stony Brook Fuel Management Corp.	05-60428-BRL	—
Sutter Dryers, Inc.	05-60430-BRL	—
TBG Cogen Partners	05-60432-BRL	137,205
Texas City Cogeneration, L.P.	05-60434-BRL	3,244
Texas Cogeneration Company	05-60435-BRL	—
Texas Cogeneration Five, Inc.	05-60436-BRL	—
Texas Cogeneration One Company	05-60437-BRL	—
Thermal Power Company	05-60438-BRL	—
Thomassen Turbine Systems America, Inc.	05-60354-BRL	50
Tiverton Power Associates Limited Partnership	05-60357-BRL	—
Towantic Energy, L.L.C.	05-60364-BRL	15,522

Index   Definitions

Legal Entity	Case Number	Disbursements
VEC Holdings, LLC	05-60365-BRL	—
Venture Acquisition Company	05-60368-BRL	—
Vineyard Energy Center, LLC	05-60373-BRL	—
Wawayanda Energy Center, LLC	05-60378-BRL	—
Whatcom Cogeneration Partners, L.P.	05-60468-BRL	—
Zion Energy LLC	05-60380-BRL	26,653

TOTAL		$ 433,071,573

Index   Definitions

SCHEDULE VI

CALPINE CORPORATION

(Debtor-in-Possession)

CASE No. 05-60200 (Jointly Administered)

DEBTORS’ STATEMENT REGARDING INSURANCE POLICIES

For the Period from February 1, 2007, through February 28, 2007

All insurance policies are fully paid for the current period, including amounts owed for workers’ compensation and disability insurance.